Abercrombie & Fitch Co.
Financial Information
(Unaudited)
(in thousands, except per share data and store data)

				Fiscal 2016					Fiscal 2017
	2013	2014	2015	Q1	Q2	Q3	Q4	2016	Q1	Q2	Q3	YTD

Net sales	$4,116,897	$3,744,030	$3,518,680	$685,483	$783,160	$821,734	$1,036,363	$3,326,740	$661,099	$779,321	$859,112	$2,299,532

Cost of sales, exclusive of depreciation and amortization	1,541,462	1,430,460	1,361,137	259,762	306,053	310,995	421,362	1,298,172	262,174	318,426	332,485	913,085

Gross profit	2,575,435	2,313,570	2,157,543	425,721	477,107	510,739	615,001	2,028,568	398,925	460,895	526,627	1,386,447

Stores and distribution expense	1,907,687	1,703,051	1,604,214	369,118	382,917	386,609	439,816	1,578,460	359,929	369,295	375,944	1,105,168

Marketing, general and administrative expense	481,784	458,820	470,321	114,447	111,719	105,307	121,729	453,202	109,893	109,353	124,533	343,779

Restructuring charge (benefit)	81,500	8,431	(1,598)	—	—	—	—	—	—	—	—	—

Asset impairment	46,715	44,988	18,209	—	6,356	—	1,574	7,930	730	6,135	3,480	10,345

Other operating (income) expense, net	(23,074)	(15,239)	(6,441)	(2,933)	(13,080)	(822)	(9,377)	(26,212)	(1,686)	(2,799)	(70)	(4,555)

Operating income (loss)	80,823	113,519	72,838	(54,911)	(10,805)	19,645	61,259	15,188	(69,941)	(21,089)	22,740	(68,290)

Interest expense, net	7,546	14,365	18,248	4,506	4,741	4,609	4,810	18,666	4,120	4,089	4,571	12,780

Income (loss) before taxes	73,277	99,154	54,590	(59,417)	(15,546)	15,036	56,449	(3,478)	(74,061)	(25,178)	18,169	(81,070)

Tax expense (benefit)	18,649	47,333	16,031	(20,787)	(3,515)	6,762	6,344	(11,196)	(13,052)	(10,563)	7,553	(16,062)

Net income (loss)	54,628	51,821	38,559	(38,630)	(12,031)	8,274	50,105	7,718	(61,009)	(14,615)	10,616	(65,008)

Less: Net income attributable to noncontrolling interests	—	—	2,983	957	1,098	393	1,314	3,762	691	876	541	2,108

Net income (loss) attributable to Abercrombie & Fitch Co.	$54,628	$51,821	$35,576	$(39,587)	$(13,129)	$7,881	$48,791	$3,956	$(61,700)	$(15,491)	$10,075	$(67,116)

				Fiscal 2016					Fiscal 2017
	2013	2014	2015	Q1	Q2	Q3	Q4	2016	Q1	Q2	Q3	YTD
Net income (loss) per share attributable to Abercrombie & Fitch Co.:
Basic	$0.71	$0.72	$0.52	$(0.59)	$(0.19)	$0.12	$0.72	$0.06	$(0.91)	$(0.23)	$0.15	$(0.98)
Diluted	$0.69	$0.71	$0.51	$(0.59)	$(0.19)	$0.12	$0.71	$0.06	$(0.91)	$(0.23)	$0.15	$(0.98)

Weighted-average shares outstanding:
Basic	77,157	71,785	68,880	67,625	67,944	67,975	67,970	67,878	68,073	68,456	68,512	68,347
Diluted	78,666	72,937	69,417	67,625	67,944	68,277	68,299	68,284	68,073	68,456	69,425	68,347

Hollister comparable sales	(14)%	(10)%	—%	—%	(2)%	—%	1%	0%	3%	5%	8%	6%

Abercrombie comparable sales (1)		(5)%	(6)%	(8)%	(7)%	(14)%	(13)%	(11)%	(10)%	(7)%	(2)%	(6)%

Comparable sales (2)	(11)%	(8)%	(3)%	(4)%	(4)%	(6)%	(5)%	(5)%	(3)%	(1)%	4%	0%

Shares outstanding	76,402	69,352	67,348	67,605	67,666	67,683	67,758	67,758	68,012	68,092	68,116	68,116

Number of stores - end of period (3)	1,006	969	932	925	926	930	898	898	893	891	889	889

Gross square feet - end of period	7,736	7,517	7,292	7,209	7,209	7,219	7,007	7,007	6,939	6,908	6,880	6,880

(1) Abercrombie includes the Company's Abercrombie & Fitch and abercrombie kids brands.
(2) Comparable sales are calculated on a constant currency basis.
(3) Prior period store counts have been restated to count multi-brand outlet stores as a single store.

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